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Exhibit 3(ii)

                                   BY-LAWS OF

                                   VERITEC INC

                             (a Nevada Corporation)

                                    ARTICLE I

Meetings of Stockholders

     SECTION 1. Annual Meeting. The annual meeting of the stockholders of Veritec, Inc. (hereinafter referred to as the "Corporation") shall be held at such time as determined by the board of directors of the Corporation. At the annual meeting the stockholders shall elect by a plurality vote a board of directors (hereinafter referred to as the "Board") and transact such other business as may properly be brought before the meeting.

     SECTION 2. Special Stockholders' Meetings. Special meetings of the stockholders, unless otherwise prescribed by statute may be called for any purpose or purposes at any time by a majority of the Board or by a written request from the Stockholders representing the majority of the outstanding voting stock issued and outstanding and entitled to vote.

     SECTION 3. Notice of Meeting. Notice of the place, date and hour of holding each annual and special meeting of the stockholders and the purpose or purposes thereof shall be given personally or by mail, not less than ten or more than sixty days before the date of such meeting, to each stockholder entitled to vote at such meeting, and, if mailed, it shall be directed to such stockholder at his or her address as it appears on the record of stockholders, unless he shall have filed with the Secretary of the Corporation a written request that notices to him or her be mailed to some other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall take part in the deliberations of such meetings without objection, or who shall either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board shall fix a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

     SECTION 4. Place of Meetings. Meetings of the stock holders may be held at such place, within or without the State of Minnesota, as the Board or the officer calling the same specify in the notice of such meeting, or in a duly executed waiver of notice thereof.

     SECTION 5. Quorum. At all meetings of the stockholders the holders of the majority of the shares of Common Stock of the Corporation, issued and outstanding and entitled to vote, shall be present in person or by proxy to constitute a


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quorum for the transaction of business, except when stockholders are required to vote by class, in which event a majority of the issued and outstanding shares of the appropriate class shall be present in person or by proxy, or except as otherwise provided by statute. In the absence of a quorum, the holders of a majority of the shares of stock present in person or by proxy and entitled to vote or if no stockholder entitled to vote is present, then any officer of the Corporation, may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 6. Organization. At each meeting of the stockholders, the Chairman of the Board, or in his or her absence or inability to act, the President or in the absence or inability to act of the Chairman of the Board and the President, any Vice President of the Corporation, shall act as chairman of the meeting or, if not one of the foregoing officers is present, a chairman shall be chosen at the meeting by the stock holders. The Secretary, or in his or her absence or inability to act, the Assistant Secretary, or in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

     SECTION 7. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

     SECTION 8. Voting. Except as otherwise provided by statute or the Articles of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his or her name on the record of stockholders of the Corporation (a) on the date fixed by the Board as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or (b) if such record date shall not have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given; or (c) if notice is waived, at the close of business on the day next preceding the date on which the meeting is held. Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him or her by a proxy signed by such stockholder or his or her attorney in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of six months from the date thereof, unless otherwise provided in the proxy in the manner provided for by statute. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, these By-Laws, or the Articles of Incorporation, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes, or when stockholders are required to vote by class, by a majority of the votes of the appropriate class, cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any


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question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and shall state the number of shares voted.

     SECTION 9. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of share registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 10. Inspectors. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting shall appoint inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take an sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

     SECTION 11. Consent of Stockholders in Lieu of Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders can be dispenses with , except with respect to election of directors, (a) if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or (b) unless statute of the Articles of Incorporation provide otherwise with the written consent of the holders of not less than the minimum percentage of the total vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders who have not so consented in writing to the taking of such corporate action without a meeting and by less than unanimous written consent.


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                                   ARITCLE II

Board of Directors

     SECTION 1. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Articles of Incorporation directed or required to exercised or done by the stockholders.

     SECTION 2. Number, Qualifications, Election and Term of Office. The number of directors of the Corporation shall be determined by majority vote of the entire Board or by amendment of these By-Laws but shall not be less than three expect that in cases where all shares of stock of the Corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three but not less than the number of stockholders. All the directors shall be at least 18 years of age. Directors need not be stockholders. Except as otherwise provided by statute or the Articles of Incorporation or these By-Laws, the directors shall be elected at the annual meeting of the stockholders. Each director shall hold office until the next annual meeting of the stockholders and until his or her successor shall have been duly elected and qualified, or until his or her death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws, or as otherwise provided by statute or the Certificate of Incorporation.

     SECTION 3. Place of Meeting. Meetings of the Board shall be head at the principal office of the Corporation in the State of Minnesota or at such other place, within or without such state, as the Board may from time to time determine or as shall be specified in the notice of any such meeting.

     SECTION 4. Annual Meeting. The Board shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. Such meeting may be held at any other time or place (within or without the State of Minnesota), which shall be specified in a notice thereof given as hereinafter, provided in Section 7 of this or her
Article II.

     SECTION 5. Regular Board Meetings. Regular meetings of the Board shall be held at such time as the Board may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board need not be given except as otherwise required by statute or these By-Laws.

     SECTION 6. Special Board Meetings. Special meetings of the Board may be called by any director of the Corporation or by the Chairman of the Board or the President.

     SECTION 7. Notice of Board Meetings. Notice of each regular and special meeting of the Board shall be given by the Secretary as hereinafter provided in this or her Section 7, in which notice shall be stated the time and place (within or


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without the State of Minnesota) of the meeting. Notice of each such meeting shall be delivered to each director, either personally or by telephone, facsimile or electronic mail, at least twenty-four hours before the time at which such meeting is to be held or by first-class mail, postage prepaid, addressed to him or her at his or her residence, or usual place of business, at least three days before the day on which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him or her. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any regular or special meeting need not state the purposes of such meeting.

     SECTION 8. Quorum and Manner of Acting. Except as hereinafter provided, a majority of the entire Board shall be present in person or by means of a conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting; and, except as otherwise required by statute or the Articles of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat, or if no director be present, the Secretary may adjourn such meeting to another time and place or such meeting, unless it be the annual meeting of the Board, need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as provided in Article III of these By-Laws the directors shall act only as a Board and the individual directors shall have no power as such.

     SECTION 9. Action Without a Meeting. Any action required or permitted to be taken by the Board at a meeting may be taken without a meeting if all members of the Board consent in writing to the adoption of the resolutions authorizing such action. The resolutions and written consents thereto shall be filed with the minutes of the Board.

     SECTION 10. Organization. At each meeting of the Board, the Chairman of the Board or, in his or her absence or inability to act, the President, or, in his or her absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary (or, in his or her absence, any person who shall be appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.

     SECTION 11. Resignations. Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 12. Vacancies. Vacancies and newly crated directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in officer although less than a quorum, or by a sole


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remaining director, and the directors so appointed shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in officer then an election of directors may be hold in the manner provided by statute. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective and each director so chosen shall hold office until the next election of directors and until their successors shall be elected an qualified.

     SECTION 13. Removal of Directors. Except as otherwise provided in the Articles of Incorporation or in these By-Laws, any director may be removed before the end of his or her term of office, either with or without cause, at any time, by the affirmative vote of the holders or record of not less than two thirds of the issued and outstanding stock entitled to vote for the election of directors of the Corporation given either by written consent or a special meeting of shareholders called and held for the purpose; and the vacancy in the Board caused by such removal may be filled by such stockholders at such meeting, or, if the stockholders shall fail to fill such vacancy, as in these By-Laws provided.

     SECTION 14. Compensation. The Board shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided such payment shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefrom.

                                   ARTICLE III

Executives and other Committees

     SECTION 1. Executive and other Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which the Corporation desire to place a seal on; or which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceeding and shall report such minutes to the Board when required. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.


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     SECTION 2. General. A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Article II, Section 7. The Board shall have any power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

     SECTION 3. Action Without a Meeting. Any action required or permitted to be taken by any committee at a meeting may be taken without a meeting of all of the members of the committee consent in writing to the adoption of the resolutions authorizing such action. The resolutions and written consents thereto shall be filed with the minutes of the committee.

     SECTION 4. Telephone Participation. One or more members of a committee may participate in a meeting, by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

                                    ARICLE IV

Officers

     SECTION 1. Numbers and Qualifications. The officers of the Corporation shall include the Chairman of the Board, the President, one or more Vice-Presidents (one of whom may be designated an Executive Vice-President).the Treasurer, and the Secretary. Any two or more offices may be held by the same person. Such officers shall be elected from time to time by the Board each to hold office until the meeting of the Board following the next annual meeting of the stockholders, or until his or her successor shall have been duly elected an shall have qualified or until his or her death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws. The Board may from time to time elect, or delegate to the President the power to appoint, such other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

     SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


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     SECTION 3. Removal. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of a majority of the entire Board at any meeting of the Board or, except in the case of an officer or agent elected or appointed by the Board, by the Chairman of the Board or the President.

     SECTION 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired protion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.

     SECTION 5. The Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and shall have general and active responsibility for and authority over the general and active management of the business of the Corporation and general and active supervision and direction over the other officers, agents and employees sand shall see that their duties are properly performed. He shall, if present, preside at each meeting of the stockholders and of the Board and shall be an ex-offcio member of all committees of the Board. He shall perform all duties incident to the office of the Chairman of the Board and chief executive officer an such other duties as may from time to time be required of him or her by the board.

     SECTION 6. The President. The President shall be the chief operating officer of the Corporation and shall have general and active responsibility for and authority over the supervision and direction of the business and affairs of the Corporation and over its several officers, subject, however, to the direction of the Chairman of the board and the control of the Board. At the request of the Chairman of the Board, or in the case of his or her absence or inability to act, the President shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board. He shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him or her by Board, the Chairman of the Board or these By-Laws.

     SECTION 7. Vice-Presidents. Each Vice-President shall perform all such duties as from time to time may be assigned to him or her by the Board, the Chairman of the Board, President.

     SECTION 8. The Treasurer. The Treasurer shall

     (a) Have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

     (b) Keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

     (c) Deposit all monies and other valuables to the credit of the Corporation in such depositories, as may be designated by the Board;

     (d) Receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever;

     (e) Disburse the funds of the Corporation an supervise the investment of its funds as ordered or authorized by the Board, the Chairman of the Board or the President, taking proper vouchers therefore;


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     (f)  Render to the Chairman of the Board, whenever the Board may require, an account of the financial condition of the Corporation; and

     (g) In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board, the Chairman of the Board, or the President.

     SECTION 9. The Secretary. The Secretary shall

     (a) Keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders;

     (b) See that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

     (c)  Be custodian of the records;

     (d) See that the books reports statements, certificates, and other documents and records required by law to be kept and filed are properly kept and filed; and

     (e) In general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board, the Chairman of the Board or the President.

     SECTION 10. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board; provided, however, that the Board may delegate to the President the power to fix the compensation of officers and agents appointed by the Chairman of the Board or the President, as the case may be. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation, but any such officer who shall also be a director (except in the event that there is only one director of the Corporation) shall not have any vote in the determination of the amount of compensation paid to him or her.

                                   ARITICLE V

Indemnification

     SECTION 1. Agreement to Indemnify. The Corporation shall indemnify any person (including his or her heirs, executors and administrators) who was or is a party or is threatened to be made party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any


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criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     SECTION 2. Agreement in Derivative Action. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership joint venturer trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him other in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the District Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the District Court or such other court shall deem proper.

     SECTION 3. Determination. Any indemnification under Sections 1 or 2 of this or her Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this or her Article V. Such determination shall be made (a) by the stockholders, or (b) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (c) if such a quorum of disinterested directors so orders, by independent legal counsel in a written opinion, or (d) if such a quorum of disinterested directors cannot be obtained, by independent legal counsel in a written opinion.

     SECTION 4. Advances. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this or her Article V.

     SECTION 5. Non-Exclusivity. The indemnification provided byt his or her
Article V does not exclude any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested


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directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 6. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this or her Article V.

     SECTION 7. Reference. For purposes of this or her Article V references to the "Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this or her Article V with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

                                   ARTICLE VI

                 Contracts, Checks, Drafts, Bank Accounts, Etc.

     SECTION 1. Execution of Contracts. Except as otherwise required by statute, the Articles of Incorporation or these By-Laws, any contract or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer of officers (including any assistant officer) of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. Unless authorized by the Board or expressly permitted by these By-Laws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

     SECTION 2. Loans. Unless the Board shall otherwise determine, either (a) the Chairman of the Board or the President, singly or (b) any Vice-President, the Treasurer or the Secretary, together with either the Chairman of the Board or the President, may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, but no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation except when authorized by the Board.


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

     SECTION 3. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidence of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall from time to time be authorized by the Board.

     SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of destination may from time to time be delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation.

     SECTION 5. General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not in consistent with the provisions of these By-Laws as it may deem expedient.

     SECTION 6. Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President, or a Vice-President may from time to time appoint an attorney or attorneys or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct he person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                   ARTICLE VII

                                  Shares, Etc.

     SECTION 1. Stock Certificates. Each owner of stock of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of stock of the Corporation owned by him or her. The certificates representing shares of stock shall be signed in the name of the Corporation by the President or the Vice President and by the Secretary, Treasurer or an Assistant Secretary. In case any officer who shall have signed such certificates


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

shall have ceased to be such officer before such certificates shall be issued, they may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue.

     SECTION 2. Books of Account and Record of Stockholders. The Corporation shall maintain in the State of Minnesota the books and records required by
Section 78.105 of the General Corporation Law of the State of Minnesota. The books and records of the Corporation may be kept at such places within or without the State of Minnesota, as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

     SECTION 3. Transfer of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the person in whose name shares of stock shall stand on the record of stockholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfers of shares shall be made for collateral security and not absolutely and written notice thereof shall be given to the Secretary or to such transfer agent or transfer clerk, such fact shall be stated in the entry of the transfer.

     SECTION 4. Regulations. The Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issues, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

     SECTION 5. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholder or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; or (b) the record date for determining stockholder entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written


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

consent is expressed; or (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however that the Board may fix a new record date for the adjourned meeting.

     SECTION 6. Lost, Destroyed or Mutilated Certificate. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his or her legal representative to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Minnesota.

     SECTION 7. Inspection of Books and Records. Any person who has been a stockholder of record of the Corporation for at least six (6) months immediately preceding his or her demand, or any person holding, or thereunto authorized in writing by the holders of, at least five (5) percent of all outstanding shares, upon at least five (5) days written demand, or any judgment creditor of the corporation without prior demand, shall have the right to inspect in person or by agent or attorney, during usual business hours, the stock ledger or duplicate stock ledger, whether kept in the principal office of the Corporation in Minnesota or elsewhere and to make extracts therefrom.

     An inspection authorized by his or her subsection may be denied to such stockholder or other person upon his or her refusal to furnish to the Corporation an affidavit that such inspection is not desired for a purpose which is in the interest of a business or object other than the business of the Corporation and that he has not at any time sold or offered for sale any list of stockholders of any domestic or foreign corporation or aided or abetted any person in procuring any such record of stockholders for any such purpose.

                                  ARTICLE VIII


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

Offices

     SECTION 1. Other Offices. The registered office of the Corporation shall be 2445 Winnetka Avenue North, Golden Valley, Minnesota 55427, and the registered agent of the Corporation shall be Van Thuy Tran, 2445 Winnetka Avenue North, Golden Valley, Minnesota 55427.

                                   ARTICLE IX

Fiscal Year

     The fiscal year of the Corporation shall be determined by the Board of Directors of the Corporation.

                                    ARTICLE X

Seal

     The Corporation shall not have a seal.

                                   ARITCLE XI

Amendment

     These By-Laws may be amended, repealed or altered by vote of the holders of a majority of the shares of stock at the time entitled to vote in the election of directors, except as otherwise provided in the Articles of Incorporation. These By-Laws may also be amended, repealed or altered by the Board of Directors, but any By-Laws adopted by the Board of Directors may be amended, repealed or altered by the stockholders entitled to vote thereon as herein provided.


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